Exhibit 99.2

Acquisition of WageWorks June 27, 2019

Safe harbor 2 Forward-Looking Statements This presentation contains “forward-looking statements" within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the proposed transaction between HealthEquity and WageWorks, the synergies from the proposed transaction, the combined company’s future operating results, HealthEquity’s expectations regarding debt repayment, projections as to the closing date of the proposed transaction, the anticipated benefits of the proposed transaction, future opportunities for HealthEquity upon closing of the proposed transaction, the product offerings of HealthEquity if the proposed transaction is consummated, and the ability of HealthEquity to deliver value to stakeholders. Forward-looking statements reflect current expectations regarding future events, results or outcomes, and are typically identified by words such as “estimate,” “project,” “predict,” “will,” “would,” “should,” “could,” “may,” “might,” “anticipate,” “plan,” “intend,” “believe,” “expect,” “aim,” “goal,” “target,” “objective,” “likely” or similar expressions that convey the prospective nature of events or outcomes. Factors that could cause actual results to differ include, but are not limited to: the conditions to the completion of the proposed transaction, including the receipt of all required regulatory approvals and approval of the stockholders of WageWorks; HealthEquity’s ability to finance the proposed transaction and its ability to generate sufficient cash flows to service and repay such debt; the ability of HealthEquity to successfully integrate WageWorks operations with those of HealthEquity; that such integration may be more difficult, time-consuming or costly than expected; that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers or suppliers) may be greater than expected following the proposed transaction or the public announcement of the proposed transaction; and the retention of certain key employees of WageWorks may be difficult. Although HealthEquity and WageWorks believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to be correct. Actual events, results and outcomes may differ materially from expectations due to a variety of known and unknown risks, uncertainties and other factors, including those described above. For a detailed discussion of other risk factors, please refer to the risks detailed in HealthEquity’s and WageWorks’ respective filings with the Securities and Exchange Commission, including, without limitation, each company’s most recent Annual Report on Form 10-K and subsequent periodic and current reports. Neither HealthEquity nor WageWorks undertakes any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements should not be relied upon as representing views as of any date subsequent to the date of this presentation. Non-GAAP Financial Measures References in this presentation to adjusted EBITDA margin, non-GAAP net income, non-GAAP net income per diluted share and adjusted EBITDA are references to non-GAAP financial measures. Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. HealthEquity cautions investors that non-GAAP financial information, by its nature, departs from GAAP; accordingly, its use can make it difficult to compare current results with results from other reporting periods and with the results of other companies. For each non-GAAP financial measure presented herein, please refer to slide 18 for a reconciliation to such non-GAAP measure’s most directly comparable GAAP measure. No part of this presentation may be copied, recorded, or rebroadcast in any form.

Participants 3 Jon Kessler President & CEO, HealthEquity Steve Neeleman Founder & Vice Chairman, HealthEquity Darcy Mott Executive VP & CFO, HealthEquity

HealthEquity

36%
5 year revenue CAGR[1]

20 Consecutive QUARTERS
Beating adj. EBITDA consensus



Healthcare
Consumer finance
Technology
An independent, trusted platform used by millions of consumers to connect health and wealth.
Growth
Visibility
Profitable
Sustainable

1580 bps
Increase in adj. EBITDA margin[1]

9 Consecutive YEARS
Increase market share[2]

[1]HealthEquity data measured for fiscal years 2013 to 2019. Adjusted EBITDA margin is defined as adjusted EBITDA *divided by* total revenue. Please refer to slide 18 for a reconciliation of adjusted EBITDA to net income, its most directly comparable GAAP measure.
[2]Based on Devenir Research HSA reports December 31, 2010-2018

4
HealthEquity

Strategic and financial rationale

Accelerates transition to HSAs and positions HealthEquity to build on its lead

Greater access
Expanded distribution of the industry's premier platform

More scale
Data-driven member engagement

Larger addressable market
$10B HSA opportunity
with $3B complementary market

Sustained growth
Driven by HSAs & custodial assets

Significant synergies
~$50M in annualized synergies

Rapid deleveraging
Through strong cash flow growth

5

Source: Bain proprietary research June 2019 and management estimates as of June 2019

HealthEquity

Transaction overview 6 Purchase consideration $51.35 per share 100% cash offer Premium & valuation 19% premium to April 29th closing price of $43.06 28% premium to the VWAP price of WageWorks shares since March 18th Financing Committed financing from Wells Fargo and cash on hand at signing Rapid deleveraging expected through strong cash flow and growth Pro forma impact Approximately $50 million in annualized on-going synergies expected within 24 to 36 months of closing Guidance on future financial impact on or before the closing Closing Transaction subject to customary conditions precedent, including WageWorks stockholder approval and antitrust clearance Expected to close by end of year

Key metrics (quarterly)


HealthEquity
WageWorks
$205M
Total revenue
$71M
Total adjusted EBITDA*
11.7M
Total members
4.8M
HSA members
$9.7B
Total custodial assets

6%

of WageWorks' 2,000 largest customers buy its HSA

Note: Figures as of HealthEquity and WageWorks respective first quarters, unsynergized
*Please refer to slide 18 for a reconciliation of adjusted EBITDA to net income, its most directly comparable GAAP measure.
*WageWorks Q1 2019 Adj. EBITDA contribution of $33M calculated as GAAP net income less interest income, plus the sum of interest expense, income taxes, D&A, stock-based compensation expense, employee termination charges and excess restatement-related costs ($9M)

7

HealthEquity

Expanded employer / advisor channels 8 Source: Aite Group survey of U.S. private sector employers, February 2019 and September 2016 *Employer rate brokers as influential, very influential or extremely influential 1 HealthEquity network partners as of January 31, 2019 2 Current HealthEquity DC record keeper partners by total percentage market assets 3 Management estimate as of June 2019 Health plans Retirement plans Direct sales Advisors & brokers 141 Network partners 2/3 of employers say brokers and advisors are influential in selecting an HSA partner, up 17% in three years* ~12% of DC record keepers by assets 25% next year Growing to 3 1 2

Premier single source platform 9 3.5M FSAs 1.1M Commuter 800K COBRA 1.5M HRAs 4.8M HSAs >50% of HealthEquity RFPs requested at least one CDB product 79% of employers would prefer to receive CDB administration from their HSA partner* Source: Company filings Source: Aite Group survey of U.S. private sector employers, February 2019 and September 2016 *Employers rate multiple consumer-directed products as important or very important in the selection of their HSA provider

Large under-penetrated employer base 10 Source: Company filings 1 Does not contemplate overlapping employers 2 Combined HealthEquity and WageWorks 3 Comparative revenue of top 2,000 clients with full suite compared to clients without full suite of HSA and complementary benefits 4 Less than 5% of combined employer partners have full suite of HSA and complementary benefits 115K employer clients1 2/3 of Fortune 500 employers2 HEALTH & WEALTH 1.7-4x Revenue with full suite3 >95% Full suite opportunity4

Greater scale for member engagement

12M

Total members[1]

21%

of members visit monthly[2]


HSA
FSA, HRA, Commuter, COBRA
401(k)
SMART SPENDER
CONFIDENT CONSUMER
HEALTHY SAVER
Data driven, personalized engagement
right message
right person
right time

[1] 12 million members is combined WageWorks and HealthEquity customers as of 4/30/2019

[2] 21% of members visit HealthEquity's online and mobile applications monthly. From HealthEquity internal data as of 1/31/2019

11

HealthEquity

Expands addressable market 12 1 Devenir HSA Research Report February 27, 2019 2 Management estimate as of June 2019 3 See company filings 4 Bain proprietary research June 2019

Strategic and financial rationale

Accelerates transition to HSAs and positions HealthEquity to build on its lead

Greater access
Expanded distribution of the industry's premier platform

More scale
Data-driven member engagement

Larger addressable market
$10B HSA opportunity with $3B complementary market

Sustained growth
Driven by HSAs & custodial assets

Significant synergies
~$50M in annualized synergies

Rapid deleveraging
Through strong cash flow growth

13

Source: Bain proprietary research June 2019 and management estimates as of June 2019

HealthEquity

14 Source: Management estimates as of June 2019 Near-term revenue synergy opportunity of ~$27M Custodial revenue Interchange revenue Significant cost synergy opportunity of ~$23M Synergy opportunities Operating efficiencies Cost of revenue Transaction processing Complementary offerings are expected to unlock significant revenue and cost synergies

HealthEquity guidance 15 Business outlook For the fiscal year ending January 31, 2020 Guidance as of: ($ in millions, except per share) June 4, 2019* March 18, 2019 Feb 6, 2019 Revenue $339 – $345 $333 – $339 $333 – $339 Non-GAAP net income** $83 – $87 $80 – $84 Non-GAAP net income per diluted share** $1.28 – $1.34 $1.23 – $1.29 Adjusted EBITDA** $135 – $140 $133 – $138 *Guidance issued in press release dated June 4, 2019. We do not undertake to update this guidance, which speaks only as of the date given. **Please refer to slide 18 for a reconciliation of each of non-GAAP net income, non-GAAP net income per diluted share and adjusted EBITDA, to net income, their most directly comparable GAAP measure.

Planning for success 16 Research Validate Test Plan Prepare Refine 2017: Research reveals employers look beyond health plans for HSAs December: Test “Build” and “Buy” options; integration approaches March: Board level integration Oversight Committee established May: Established dedicated integration team: participates in due diligence Today: Integrate input from WageWorks team 2018: Direct-to-employer channel is the fastest growing HSA channel Launch

[LOGO]

Reconciliations Reconciliation of net income outlook to Adjusted EBITDA outlook (unaudited) (in millions) Net ilcorne Income tax provis.on Depteciabon atd amortitabon Amor12o-t.:>n cf .::.cquirod inbngiblo oeeote Stock-based COO"p!nsatbn expense UnreaiZed gem on marttetable equity securties other AdJUSted EBITDA Reconciliation of non-GAAP net income per dUuted share (unaudited) (in miDions. except per share data) NethcOrne StOCk compensabon.. net of tax <') Excess tax benefl due to adoptbn of ASU 201fH>9 Mark-t~market ~sb"nenl net of tax fl• Non-GAAP net nccwne Oilrtoef ~ted-average shares used in COf'q)Utng GAAP and Non-GAAP per shar-e alnOUill$ April 30 , 2019 $42 4 (2) (18) $26 64 Outlook for the year ending January 31. 2020 Three months ended April 30, 2018 S23 3 (7) $19 83 S82- $86 23- 24 - 17 - 6 - 28 - (24) - 3 $ 135- $140 OuUook for the year ending January 3 1, 2020 S82- S86 21 (2) (18) S83- S87 65 Non-GAAPnetl"leotnaperdiutedsharep, $0.41 S0.31 $1.28 - $1.34 (1) For lhe lhree months e11ded~J 30. 2019and 2018. lhe Ccmpany used an esti'nated statutory tax rate of 24% to catulato the net inllaet of stock-based COf'l'l)ellSa.bcr'l &xpen$e and mar-.-t~market ad,..stments. (2) Non-GAAP net Income per dluted share dc:JeS not caletAate due 10 tOUlding.

Reconciliations

Certain terms

Term	Definition
HSA	A financial account through which consumers spend and save long-term for healthcare on a tax-advantaged basis.
HSA Member	An HSA for which we serve as custodian.
Active HSA Member	An HSA Member that (i) is associated with a Health Plan and Administrator Partner or an Employer Partner, in each case as of the end of the applicable period; or (ii) has held a custodial balance at any point during the previous twelve month period.
Custodial cash assets	HSA Members' deposits with our federally-insured custodial depository partners and custodial cash deposits invested in an annuity contract with our insurance company partner.
Custodial investments	HSA Members' investments in mutual funds through our custodial investment fund partner.
Employer Partner	Our employer clients.
Health Plan and Administrator Partner	Our Health Plan and Administrator clients.
Adjusted EBITDA	Adjusted earnings before interest, taxes, depreciation and amortization, stock-based compensation expense, unrealized gains and losses on marketable equity securities, and other certain non-operating items.
Non-GAAP net income	Calculated by adding back to net income all non-cash stock-based compensation expense, net of an estimated statutory tax rate, subtracting the excess tax benefits due to the adoption of ASU 2016-09, and adjusting for unrealized gains and losses on marketable equity securities, net of an estimated statutory tax rate.
Non-GAAP net income per diluted share	Calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding.

19

Reconciliations is from our press release dated June 4, 2019.

HealthEquity